SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☒	Definitive additional materials
Soliciting material pursuant to Rule 14a-12

JULIUS BAER INVESTMENT FUNDS

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value	$0.01 per share.
	(2)	Aggregate number of securities to which transaction applies:	N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):	N/A
	(4)	Proposed maximum aggregate value of transaction:	N/A
	(5)	Total fee paid:	N/A
Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Mutual Fund Shareholder
Telephone Script for the
Julius Baer Funds

Opening

	Opening 1	Welcome to online voting. Please enter the control number located on the upper portion of your voting card.

(If the Shareholder properly enters the control number he or she will then here Speech 1, if, after three tries, the Shareholder still has not entered the control number properly, he or she will here Closing 1.)

Vote

	Speech 1	To Vote as the [name of the fund] Board recommends Press 1 now. To vote otherwise – Press 0 now.

(If the Shareholder presses 1, he or she will hear Speech 2. If the Shareholder presses 0, he or she will hear Speech 3.)

	Speech 2	You have voted as the Board recommended:

If this is correct, Press 1, if incorrect, Press 0.

(If the Shareholder presses 1, he or she will here Closing 2. If the Shareholder presses 0, he or she will hear Speech 4)

	Speech 3	Proposal 1:

To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0.

(The Shareholder will then hear Speech 5)

	Speech 4	Your votes have been canceled.

(The Shareholder will then hear Closing 2)

	Speech 5	Your votes have been cast as follows: Proposal 1: [For or Against or Abstain] If this is correct, Press 1; if incorrect, Press 0.

(If the Shareholder presses 1, he or she will hear Closing 3. If the Shareholder presses 0, he or she will hear Closing 2)

Closing

	Closing 1	I’m sorry you’re having difficulty. Please call again or mark, sign, date and return the proxy card in the envelope provided. Good-bye.

(The call will then be terminated.)

	Closing 2	If you have received more than one proxy card you must vote each card separately. If you would like to vote another proxy press 1 now – to end this call press 0 now.

(If the Shareholder presses 1, he or she will hear Opening 1. If the Shareholder presses 0 he or she will here Closing 3.)

	Closing 3	Thank you for voting.

(The call will then be terminated.)

Julius Baer Funds
Welcome
Julius Baer Funds
Meeting Date:		The Special Meeting of Shareholders of the Julius Baer Funds to be held on May 15, 2008, or at any adjournments or postponements thereof.
CUSIP:
Your Control Number:

Board of Directors recommends a vote FOR the following proposal

Quick Vote
Click this button to vote your shares following the directors recommendations: [Quick Vote Button]

Proxy Ballot:

Proposal(s):		Please indicate your proposal selections by clicking your choices

1:		To approve a replacement Investment Advisory Agreement between the Julius Baer Investment Funds and Julius Baer Investment Management LLC.
m	For	m	Against	m	Abstain

Please refer to the proxy statement for discussion of each of these matters. If no specification is made on a proposal, the proposal will be voted "For".

[Clear my selections Button] [Vote my shares per the above selections]

© 2006 2voteproxy.com

D.F. King & Co., Inc.
Telephone Script

Julius Baer Funds

Introduction

Hello, Mr./Ms. (Shareholder).  My name is ___________, calling from D.F. King & Co., on behalf of Julius Baer Funds. I’m calling to follow-up on [Fund Name’s]recent distribution of proxy materials.
Mr. /Ms________, this conversation is being recorded for quality control purposes.
 Have you received the materials for the  [Fund Name’s]Special Shareholder Meeting scheduled for May 15, 2008?

IFNO– Then help the shareholder obtain the material he/she requires.  If a NOBO, give him/her the 800# and have them call back when they receive the material.  If registered, we will send the materials directly.  In either case, make sure the address is correct, make any necessary corrections, and code the disposition as “14” or “15”.

IFYES– The Fund’s Board is asking you to consider a proposal to approve amended  and restated investment advisory  agreement as set forth in the proxy statement dated March 10, 2008.  The Fund’s Board recommends that you vote in favor of this proposal.  For your convenience, I can record your vote over the telephone right now.  Will that be okay?

IFYES- Do you have any questions before we proceed?

Take time to answer all questions carefully.  Do not give advice.  Remind the shareholder that the fund’s Board has recommended that he/she vote in favor of the proposal. Questions should only be addressed by referring to the proxy statement and reading the appropriate sections.

Good, Let’s proceed.  Your vote will be recorded.  I will ask you for your full name and address of record and ask you to confirm that you have received the Fund’s proxy materials and have authority to vote the shares.  You will be mailed a letter confirming your vote which will provide instructions should you later decide to change your vote.

IFNO– Do you have any questions that I may answer?

Take time to answer all questions carefully.  Do not give advice.  Remind the shareholder that the fund’sBoardhasrecommended that he/shevote in favor of the proposal.  Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

Your vote is important. Please vote by signing, dating and promptly mailing your proxy card in the envelope provided.  If you prefer, you can also vote by internet or touch-tone telephone.  Simply follow the easy instructions sent with your proxy materials.

Begin the Vote

 My name is __________, calling from D.F. King & Co. on behalf of Julius Baer Funds.  Today’s date is __________ and the time is __________.

May I please have your full name as your account is registered?  (If shareholder is an entity: May I please have the name of your entity, and your name and title)  Please confirm that you are authorized to direct the voting of these [Fund Name’s] shares?

May I please have your address of record?

.

Have you received the Fund’s Proxy materials for it’s May 15thSpecialMeeting?

If the shareholder answers “no” offer to take their name and address and mail the proxy statement.

Actual Voting

The Fund’s Board is asking you to consider a proposal to approve amended and restated investment advisory  agreement, Proposal #1 as listed in your proxy, and it recommends a vote FOR the proposal.  Would you like to vote all of your shares as recommended by the Board in favor of this proposal?

 If you are required to read the proposal individually, end each proposal by saying,“The Board recommends that you vote in favor.  How would you like to vote?”  The valid responses are

F = For proposal.
A = Against proposal.
B = Abstain.

Closing

I have recorded your vote(s).  You have voted For/Against/Abstain Proposal #1.  Is that correct?  Great.  D.F. King will submit your voting instructions to the [Fund Name] as your voting agent.  In the next 72 hours, we will mail you a letter confirming your vote.  If you wish to change your vote for any reason, please call us at the phone number listed in the letter or follow the instructions in your proxy statement.  Thank you for your time, and good bye.

Answering Machine Message

Hello, I’m calling regarding your investment in [Fund Name]. You shouldhave recently received proxy materials in the mail concerning the Fund’s May 15, 2008 Special Meeting of Shareholders.

Your vote is important. You may cast your vote by telephone by calling D.F.King, which is assisting your Fund, at 1-800-628-8510 or you can sign, date and promptly mail your proxy in the postage paid envelope provided.

Internet or touch-tone telephone voting also is available.  Please follow the instructions included with your proxy materials.

If you have any other questions, require assistance or need new proxy materials, please call D.F.King, at 1-800-628-8510.

Thank you.